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                                                                      EXHIBIT 12

                                   Conoco Inc.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)



                                                                           Year Ended December 31
                                                              ---------------------------------------------------
                                                               1999       1998       1997       1996       1995
                                                              -------    -------    -------    -------    -------
Net income ................................................   $   744    $   450    $ 1,097    $   863    $   575
Provision for Income Taxes ................................       473        244      1,010      1,038        774
Equity in Earnings of Affiliates ..........................      (150)       (22)       (40)        25        (22)
                                                              -------    -------    -------    -------    -------
Pretax Income before Adjustment for Minority Interests
   in Consolidated Subsidiaries or Income or Loss from
   Equity Affiliates ......................................     1,067        672      2,067      1,926      1,327
Fixed Charges (see below) .................................       412        337        174        188        210
Amortization of Capitalized Interest ......................        46         40         46         53         53
Distributed Income in Equity Affiliates ...................        77        105         58         85         42
Capitalized Interest ......................................        (6)       (72)       (94)       (75)       (95)
                                                              -------    -------    -------    -------    -------
Total Adjusted Earnings Available for Payment of Fixed
   Charges(a)(b) ..........................................   $ 1,596    $ 1,082    $ 2,251    $ 2,177    $ 1,537
                                                              =======    =======    =======    =======    =======

Ratio of Earnings to Fixed Charges ........................       3.9        3.2       12.9       11.6        7.3

Fixed Charges
-------------
Interest and Debt Expense - Borrowings ....................   $   311    $   199    $    36    $    74    $    74
Capitalized Interest ......................................         6         72         94         75         95
Rental Expense Representative of Interest Factor ..........        95         66         44         39         41
                                                              -------    -------    -------    -------    -------
Total Fixed Charges .......................................   $   412    $   337    $   174    $   188    $   210
                                                              =======    =======    =======    =======    =======

Ratio of Earnings to Fixed Charges Excluding Special
----------------------------------------------------
   Items
   -----
Earnings From Above .......................................   $ 1,596    $ 1,082    $ 2,251    $ 2,177    $ 1,537
Special Items (pretax)(c) .................................        60        454        (91)       (22)        71
                                                              -------    -------    -------    -------    -------
Earnings Adjusted For Special Items .......................   $ 1,656    $ 1,536    $ 2,160    $ 2,155    $ 1,608
                                                              =======    =======    =======    =======    =======

Fixed Charges From Above ..................................   $   412    $   337    $   174    $   188    $   210
                                                              =======    =======    =======    =======    =======

Ratio of Earnings Adjusted For Special Items to Fixed
   Charges ................................................       4.0        4.6       12.4       11.5        7.7

a) Equity affiliate pretax losses, where incurred, include no guaranteed payments.
b)  There are no fixed charges in subsidiaries with minority interests.
c) Includes special items as reported in Conoco's form 10-K for 1999 and prior years.